EXHIBIT 99.1

YUME REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

Redwood City, Calif. – May 4, 2016 – YuMe, Inc. (NYSE: YUME), the global audience technology company powered by data-driven insights and cross-screen expertise, today announced its financial results for the first quarter ended March 31, 2016. Financial highlights include:

●	Revenue of $39.2 million, compared to $40.1 million in the first quarter of 2015 (Q1 2015);
●	Gross margin of 47.8%, compared to 47.0% in Q1 2015;
●	Adjusted EBITDA[1] profit of $0.5 million, compared to an adjusted EBITDA loss of $2.5 million in Q1 2015;
●	Net loss of $3.6 million, or $0.10 per diluted share, compared to net loss of $6.0 million, or $0.18 per diluted share, in Q1 2015;
●	$65.8 million in cash, cash equivalents and marketable securities;
●	No debt as of March 31, 2016.

“The first quarter was a good start to the year, with continued progress in our direct sales channel, early momentum in our programmatic channel and solid execution that drove adjusted EBITDA of $0.5 million, resulting in an improvement of $3.0 million in adjusted EBITDA as compared to the first quarter of 2015,” said Jayant Kadambi, Chairman and Chief Executive Officer of YuMe. “Our outlook illustrates that we expect this business momentum to continue, and we expect our programmatic platforms to generate both managed service and license fee revenue streams this year.”

Customer highlights include:

●	488 advertising customers for the first quarter of 2016, an increase of 7% from 455 in Q1 2015;
●	1,009 advertising customers for the twelve month period ended March 31, 2016, an increase of 8% from 935 for the twelve month period ended March 31, 2015.

Highlights for advertising customers accounting for a minimum of $100,000 in trailing twelve-month revenue include:

●	287 advertising customers for the twelve months ended March 31, 2016, an increase of 3% from 278 for the twelve months ended March 31, 2015;
●	Average revenue per advertising customer of $542,000 for the twelve months ended March 31, 2016, a decrease of 7% from $582,000 for the twelve months ended March 31, 2015.

Share Repurchase Program Update

YuMe also stated today that since announcing its $10 million share repurchase program on February 18, the Company has acquired approximately 347,000 shares of its common stock at an average price per share of $3.71, representing a total share repurchase to date of $1.3 million.

Business Outlook

Today, the Company is providing the following estimates for its key financial measures for the second quarter of 2016:

Q2 2016
Revenue	$40.0 - $43.0 million
Adjusted EBITDA	$0.5 - $2.0 million

1   Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude income taxes, interest, depreciation and amortization, stock-based compensation and non-recurring proxy contest expenses. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Additionally, the Company currently expects its programmatic platforms to generate between $6 million and $10 million in managed service revenue and up to $1 million in license fee revenue in the second half of 2016.

Conference Call and Webcast Information

Senior management will host a conference call at 5:00 p.m. ET today to discuss the Company’s results. Investors may access the live call by dialing (877) 201-0168 or (647) 788-4901. A replay will be available through Wednesday, May 11 at (855) 859-2056 or (404) 537-3406. (Conference ID: 91256582). A live and archived Webcast of the call will be available at http://investors.yume.com.

About YuMe

YuMe, Inc. (NYSE: YUME) is a leading provider of global audience technologies, curating relationships between brand advertisers and consumers of premium video content across a growing range of connected devices. Combining data-driven technologies with deep insight into audience behavior, YuMe offers brand advertisers end-to-end marketing software that establishes greater brand resonance with engaged consumers. It is the evolution of brand advertising for an ever-expanding video ecosystem. YuMe is headquartered in Redwood City, CA., with additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook.

YuMe is a trademark of YuMe. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to, statements about our growth strategy, our operating results, market trends, and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include competitive trends in a dynamic market, our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in YuMe’s Annual Report on Form 10-K for the year ended December 31, 2015 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report adjusted EBITDA, which is a non-GAAP financial measure. We calculate adjusted EBITDA as net income (loss), excluding income taxes, interest, depreciation and amortization, stock-based compensation and non-recurring proxy contest expenses. We believe that adjusted EBITDA provides useful information to investors in understanding our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information presented by other companies. Non-GAAP financial information should not be viewed as a substitute for, or superior to, financial information prepared in accordance with GAAP. Users of this non-GAAP financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release because it is a key measure we use to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that adjusted EBITDA can provide a useful measure for period-to-period comparisons of our operating results because it excludes some expenses that may mask underlying trends.

In the table following the financial statements attached to this press release, the non-GAAP financial measures used in this press release are reconciled to the most directly comparable GAAP financial measures. With respect to adjusted EBITDA expectations provided under “Business Outlook” above, quantitative reconciliation to the most directly comparable GAAP financial measure is not feasible, because unpredictable fluctuations in our stock price makes it difficult to estimate accurately future stock-based compensation expenses that are excluded from these non-GAAP financial measures. We expect that the variability of the above charges may have a significant and unpredictable impact on our future GAAP financial results.

Important Stockholder Information

YuMe filed a proxy statement with the SEC in connection with the solicitation of proxies for the 2016 Annual Meeting (the “Proxy Statement”) on April 14, 2016. YuMe, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2016 Annual Meeting. Information regarding the names of YuMe’s directors and executive officers and their respective interests in YuMe by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in YuMe’s securities have or will change following the Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in YuMe’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 10, 2016. Details concerning the nominees of YuMe’s Board of Directors for election at the 2016 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF YUME ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by YuMe free of charge from the SEC’s website, www.sec.gov. YuMe stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Secretary, YuMe, Inc., 1204 Middlefield Road, Redwood City, 94063.

###

Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of March 31, 2016	As of December 31, 2015
		(1)
Assets
Current assets:
Cash and cash equivalents	$33,270	$17,859
Marketable securities	28,839	30,600
Restricted cash	292	292
Accounts receivable, net	54,179	67,131
Prepaid expenses and other current assets	4,024	3,978
Total current assets	120,604	119,860
Marketable securities, long-term	3,716	11,724
Property, equipment and software, net	11,857	12,110
Goodwill	3,902	3,902
Intangible assets, net	491	659
Restricted cash, non-current	403	403
Deposits and other assets	366	416
Total assets	$141,339	$149,074

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,340	$12,080
Accrued digital media property owner costs	12,253	17,155
Accrued liabilities	13,239	16,767
Deferred revenue	214	214
Total current liabilities	40,046	46,216
Other long-term liabilities	5	77
Deferred tax liability	121	178
Total liabilities	40,172	46,471

Stockholders’ equity:
Common stock	35	34
Treasury stock	(565)	—
Additional paid-in-capital	152,646	150,001
Accumulated deficit	(50,765)	(47,167)
Accumulated other comprehensive loss	(184)	(265)
Total stockholders’ equity	101,167	102,603
Total liabilities and stockholders’ equity	$141,339	$149,074

(1) The condensed consolidated balance sheet as of December 31, 2015 was derived from audited financial statements.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$39,233	$40,145
Cost of revenue (1)	20,481	21,286
Gross profit	18,752	18,859
Operating expenses:
Sales and marketing (1)	13,775	15,721
Research and development (1)	2,665	2,530
General and administrative (1)	5,861	6,130
Total operating expenses	22,301	24,381
Loss from operations	(3,549)	(5,522)
Interest and other income (expense), net
Interest expense	(3)	(2)
Other expense, net	9	(386)
Total interest and other income (expense), net	6	(388)
Loss before income taxes	(3,543)	(5,910)
Income tax expense	55	86
Net loss	$(3,598)	$(5,996)

Net loss per share:
Basic	$(0.10)	$(0.18)
Diluted	$(0.10)	$(0.18)
Weighted-average shares used to compute net loss per share:
Basic	34,583	33,194
Diluted	34,583	33,194

(1)	Stock-based compensation included above (in thousands, unaudited):

	Three Months Ended March 31,
	2016	2015
Cost of revenue	$45	$112
Sales and marketing	719	900
Research and development	301	204
General and administrative	1,107	878
Total stock-based compensation	$2,172	$2,094

YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss	$(3,598)	$(5,996)
Adjustments:
Interest expense	3	2
Income tax expense	55	86
Depreciation and amortization expense	1,700	1,356
Stock-based compensation expense	2,172	2,094
Proxy contest expenses	157	—
Total Adjustments	4,087	3,538
Adjusted EBITDA	$489	$(2,458)